EXHIBIT 10(i)

                                                 Rev. 10/28/96



                       STANDEX INTERNATIONAL CORPORATION


                          EXECUTIVE SECURITY PROGRAM

                       STANDEX INTERNATIONAL CORPORATION
                          EXECUTIVE SECURITY PROGRAM



              WHEREAS, STANDEX INTERNATIONAL CORPORATION, a Delaware corporation with its executive offices at 6 Manor Parkway, Salem, New Hampshire 03079 (hereinafter referred to as the "Corporation") is desirous of assisting certain key executives in saving for their retirement and in providing benefits to their families in the event of death;

              WHEREAS, the executives have unique and outstanding abilities and have performed their duties in a capable and efficient manner; and

              WHEREAS, the Corporation desires to retain the services of the executives;

              NOW, THEREFORE, the following program of benefits is hereby established for certain executives of the Corporation:


         1.   DEFINITIONS

              The following words and phrases are used in the Program and shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

             1.01  "Age" shall mean age at nearest birthday.

             1.02 "Annual Earnings" shall mean all earnings and/or net commissions of the Executive from the Corporation paid or made available which are reportable for Federal income tax purposes on Form W-2, or its successor, but not including, any reimbursement for expenses, or any income attributable to any of the following:

                    (i) payment made by the Corporation in connection with a relocation;

                   (ii) premiums paid by the Corporation for life insurance coverage from the Corporation;

                  (iii)  the exercise of any stock appreciation rights;

                   (iv)  the exercise of any stock option;

                    (v)  interest on a home purchase loan;

                   (vi)  the use of any Corporation-leased automobile.

             1.03 "Beneficiary" shall mean any individual(s) or legal entity designated by an Executive to receive any benefit arising under this Program upon the death of such Executive.

             1.04 "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities, or during any period of twelve consecutive calendar months, individuals, who were directors of the Corporation on the first day of such period shall cease to constitute a majority of the Board of Directors of the Corporation, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the Corporation's assets.

             1.05  "Effective Date" shall mean January 1, 1982.

             1.06 "Executive" shall mean any person who was either a Division President or Senior Corporate officer of the Corporation on the Effective Date or was an Executive Vice President of the Corporation on September 1, 1989 and who serves the Corporation in one of these capacities up to his date of retirement or death.

             1.07 "Fiduciary" shall mean and include the Corporation and any other entity or person who:

                    (a) exercises any discretionary authority or exercises any authority or control respecting management or disposition of assets under this Program;

                    (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property which is an asset under this Program, or has any authority or responsibility to do so; or

                    (c) is described as a "Fiduciary" in Section 3(14) or (21) of the Employee Retirement Income Security Act of 1974 or is designated to carry out Fiduciary responsibilities pursuant to this Program.

             1.08 "Program" shall mean this Executive Security Program and the benefits for Executives provided hereunder.
             1.09 "Trust" shall mean any trust which is the owner of one (or more) life insurance contracts on the life of an Executive, which contract(s) originally was purchased by the Corporation.


         2.   PRE-RETIREMENT_BENEFITS

              In the event of the death of an Executive while employed by the Corporation, the Beneficiary shall be entitled to receive a death benefit which is calculated by multiplying the Annual Earnings of the Executive by a Death Benefit Factor derived from the following schedule:

                 Age of                     Death
                 Executive                  Benefit
                 at Death                   Factor

                 Less than 45 years          4.5
                 45 to 49 years              4.0
                 50 to 54 years              3.5
                 55 and over years           3.0

              The Annual Earnings of the Executive used in the above calculation shall depend on whether the Executive's date of death occurs before March 1st of any calendar year or on or after March 1st. If the date of death is before March 1st in any calendar year, the Annual Earnings used in the calculation shall be the Annual Earnings of the calendar year in which falls the day which is exactly two years prior to the date of death. If the date of death is on or after March 1st in any calendar year, the Annual Earnings shall be those of the immediately preceding calendar year.

              Such pre-retirement death benefit shall be payable pursuant to a life insurance contract maintained by the Corporation or a Trust, only if and to the extent that the life insurance contract provides for such payment, and any balance of the pre-retirement death benefit shall be payable directly by the Corporation and not pursuant to the life insurance contract.


         3.   POST-RETIREMENT BENEFITS

              In the event that the Executive's employment with the Corporation shall terminate by reason of his retirement as defined in Section 4 hereof, the post-retirement death benefit payable to the Beneficiary in the event of the Executive's subsequent death shall be an amount equal to three times the Executive's Annual Earnings in either the calendar year in which he retires or in the immediately preceding calendar year (whichever year results in the greater Annual Earnings).

              The post-retirement death benefit shall be payable pursuant to the life insurance contract only to the extent that the life insurance contract provides for such payment. The balance of the post-retirement death benefit shall be payable directly by the Corporation and not pursuant to the life insurance contract.

              The Corporation in its sole and absolute discretion may determine that, in lieu of the post-retirement death benefit set forth in the immediately preceding two paragraphs, the Executive shall receive supplemental retirement income payable to the Executive in 120 equal monthly installments commencing within 30 days after the Executive begins to receive his pension under the Standex Retirement Plan. The total amount of such retirement income shall equal the post-retirement death benefit without discount to present value. The amount of each monthly installment shall be the post-retirement death benefit divided by 120.

              In the event of the Executive's death while receiving such supplemental retirement income, any unpaid monthly payments shall be paid to the Beneficiary from the Corporation or Trust in an undiscounted lump sum, if the Beneficiary shall have survived the Executive. If the Beneficiary shall not have survived the Executive, any unpaid monthly payments shall be paid in an undiscounted lump sum to the estate of the Executive.


         4.   RETIREMENT

              For purposes of this Program, the date of retirement shall mean the date an Executive has terminated employment with the Corporation such that, under the Standex International Corporation Retirement Plan, he is considered as retired and receiving a pension. In addition, for purposes of this Program, an Employee shall be deemed to have retired on the date of a Change of Control of the Corporation when within six months of the Change of Control the Executive chooses to terminate his employment because of:

               (i) a change in the Executive's general area of responsibility, title or place of employment; or

              (ii) the Executive's salary or benefits are lessened or diminished.

         5.   DISTRIBUTION OF BENEFIT UPON A CHANGE OF CONTROL.

              Upon a Change of Control of the Corporation, the Corporation must pay within 5 calendar days, directly or indirectly to the Insurer the maximum amount the Insurer will accept as premium payments on the Policy existing on the Participant's life. If the Corporation, in its reasonable discretion determines that more funding is likely to be necessary to pay the anticipated premiums on the Policy than the Insurer will accept at that time, then these additional sums will be paid by the Corporation into any trust which is the owner of the Policy and exists at the relevant time. The Trustee of the trust shall hold these additional sums and invest them and pay from them to the Insurer annually or more often, in the Trustee's discretion.


         6.  OFFSET FOR OBLIGATIONS TO CORPORATION.

              If, at such time as the Participant becomes entitled to receive Supplemental Retirement Income Benefit payments pursuant to this Article 4, the Participant has any debt, obligation or other liability representing an amount due and owing to the Corporation, the Corporation may offset the amount owed it against the amount of benefits otherwise distributable hereunder.


         7.   LIFE INSURANCE

              The Corporation or a Trust shall pay all premiums for the life insurance contract mentioned in Sections 2 and 3 hereof.

              The Corporation may, in its sole discretion, purchase and be the owner of permanent insurance policies on the life of an Executive. Any proceeds payable pursuant to such corporate-owned insurance policies shall be payable to the Corporation. By accepting this Program, the Executive agrees to take any action required to enable the Corporation to purchase and maintain such insurance.


         8.   NON-SECURED_PROMISE

              Any asset or investment held by the Corporation or a Trust in connection with the liabilities assumed by the Corporation it hereunder shall be a general asset of the Corporation, and shall not be pledged for the payment or to secure any obligation of the Corporation, and the promise to pay any benefit hereunder is a non-secured, general liability of the Corporation. This Plan is intended to be unfunded both for income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.


         9.   ASSIGNMENT

              No Executive nor any Beneficiary shall have any right to commute, sell, assign, transfer, pledge or hypothecate or otherwise convey the right to receive any payment hereunder (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Such payments and the right thereto are expressly declared to be non-assignable and non-transferable. Any such attempted assignment, transfer, levy of any attachment or similar process shall have no effect or validity.

         10.   INDEPENDENCE OF PROGRAM

              The benefits provided under this Program shall be independent of, and in addition to, any other benefits provided by the Corporation or any compensation payable by the Corporation to the Executive. This Program shall not be deemed to constitute a contract for services between the Corporation and any Executive, nor shall any provision hereof restrict the right of the Corporation to discharge an Executive or restrict the right of an Executive to terminate his services.

         11.  NO VESTING OF BENEFITS

              All benefits and all rights of each Executive covered under this Program shall terminate in the event that the Executive's employment with the Corporation shall terminate for any reason other than death or retirement as provided in
         Section 4.

         12.  RELATED TRUST(S).

              If any Trust exists, the Trust itself and the administration of all assets held by the Trust shall be consistent with the terms of the model trust provided in Internal Revenue Service Revenue Procedure 92-64.

         13.  WRITTEN MATERIALS.

              Unless the Participant advises the Corporation in writing that he does not want such material, the Corporation must give a copy of all written materials received regarding the Policy on the Participant's life to the Participant within thirty (30) days of the Corporation's receipt of such material.

         14.  MODIFICATION OR REVOCATION OF PROGRAM

              The Corporation reserves the right to modify or revoke this Program in whole or in part at any time, provided that no such modification or revocation shall reduce or terminate any pre-retirement benefits or post-retirement benefits to an Executive or his Beneficiary.

         15.  NAMED FIDUCIARY

            15.01 THOMAS H. DEWITT, is hereby designated as the Named Fiduciary of the Program, in accordance with the Employee Retirement Income Security Act of 1974 (ERISA), and shall serve in such capacity until resignation or removal by the Board of Directors of the Corporation and appointment of a successor by duly adopted resolution of the Board.

            15.02 The Named Fiduciary shall have the authority to control and manage the operation and administration of the Program. However, the Named Fiduciary may in his discretion allocate his responsibilities for the operation and administration of the Program, including the designation of persons who are not Named Fiduciaries to carry out fiduciary responsibilities. The Named Fiduciary shall effect such allocation of his responsibilities by delivering to the Corporation a written instrument signed by him that specifies the nature and extent of the responsibilities allocated, including, if appropriate, the persons, not Named Fiduciaries, who are designated to carry out fiduciary responsibilities under the Program.

            15.03 The Named Fiduciary designated or appointed under the terms of Paragraph 15.01 above, is hereby designated as the Plan Administrator of the Program.


         16.  CLAIMS PROCEDURE

              The following Claims Procedure shall control the determination of benefit payments under this Program:

            16.01  Filing of a Claim for Benefits

                   If the Executive or his Beneficiary believes he is entitled to receive benefits under the Program, he must submit a written claim for benefits, on a form supplied by said Fiduciary, to the Named Fiduciary. The Named Fiduciary's independent decision on the claimant's claim for benefits shall be determinative of whether or not the Executive or his Beneficiary shall be entitled to receive benefits under this Program.

            16.02  Denial of Claim

                   A claim for benefits under the Program will be denied if the Named Fiduciary determines that the claimant is not entitled to receive benefits under the Program. Notice of a denial shall be furnished to the claimant within a reasonable period of time after receipt of the claim for benefits by the Named Fiduciary.

            16.03  Content of Notice

                   The Named Fiduciary shall provide to every claimant who is denied a claim for benefits written notice setting forth, in a manner reasonably calculated to be understood by the claimant, the following:

                    (i)  The specific reason or reasons for the
                         denial;

                   (ii)  Specific reference to pertinent Program
                         provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary to the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                   (iv) An explanation of the Program's Claim Review Procedure as set forth below.

            16.04  Review Procedure

                   The purpose of this Review Procedure is to provide a method by which a claimant may have a reasonable opportunity to appeal a denial of a claim to the Named Fiduciary for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative:

                    (i) May request a review upon written application to the Named Fiduciary;

                   (ii)  May review pertinent Program documents; and

                  (iii)  May submit issues and comments in writing.

                   A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Named Fiduciary at any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

            16.05  Decision on Review

                   A decision on review of a denied claim shall be made in the following manner:

                    (i) The decision on review shall be made by the Salary and Employee Benefits Committee of the Board of Directors of the Corporation, which may in its discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than 60 days after receipt of the request for review, unless special circumstances (such as the determination to hold a hearing) make an extension of time for processing helpful, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

                   (ii) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner reasonably calculated to be understood by the claimant, and specific references to the pertinent Program provisions upon which the decision is based.


         17.  MISCELLANEOUS

              The singular where used in this Program shall include the plural and vice versa, wherever the context so requires. Any provision in the masculine gender shall be defined where appropriate to include the feminine or neuter gender.


         18.  GOVERNING LAW

              It is the intention of the parties that this Program and the performance of the parties hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New Hampshire and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Program, the laws of such State shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. If any provision of this Program shall be held invalid or illegal for any reason, such determination shall not affect the remaining provisions of this Program, and it shall be construed as if said invalid or illegal provision had never been included.